Exhibit 99 (e)(10)

VanEck Funds

666 Third Avenue, 9th Floor

New York, New York 10017

June 20, 2019

Van Eck Securities Corporation
666 Third Avenue, 9th Floor
New York, New York 10017

Ladies and Gentlemen:

Pursuant to Section 1 of the Distribution Agreement, dated July 30, 1985 (the “Agreement”), between VanEck Funds (the “Trust”) and Van Eck Securities Corporation (the “Distributor”), please be advised that the Trust has established various series of the Trust, namely the Emerging Markets Fund, Global Hard Assets Fund, International Investors Gold Fund, CM Commodity Index Fund, Unconstrained Emerging Markets Bond Fund, VanEck Morningstar Wide Moat Fund and VanEck NDR Managed Allocation Fund (each, a “Fund”). Each Fund has adopted the Agreement and retained the Distributor to render services contemplated by the Agreement for each such Fund.

Please confirm below your willingness to render such services.

VANECK FUNDS

/s/ Laura I. Martínez
Name: Laura I. Martínez
Title: Vice President & Assistant Secretary

Confirmed, Agreed to and Accepted this 20th day of June, 2019:

VAN ECK SECURITIES CORPORATION

/s/ Jonathan R. Simon
Name: Jonathan R. Simon
Title: Senior Vice President